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                                                                   EXHIBIT 10.34
                                                                  EXECUTION COPY


                               PURCHASE AGREEMENT

                                  by and among

                             UNITED AUTO GROUP, INC.

                                       and

                      COMBINED SPECIALTY INSURANCE COMPANY

                                   dated as of

                                 August 14, 2002
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                               PURCHASE AGREEMENT



PURCHASE AGREEMENT dated as of August 15, 2002, by and among COMBINED SPECIALTY INSURANCE COMPANY (FORMERLY VIRGINIA SURETY COMPANY, INC.), an Illinois insurance corporation ("Seller") and UNITED AUTO GROUP, INC., a Delaware corporation ("Purchaser).

                                    RECITALS


WHEREAS, the Seller beneficially owns shares of Voting Common Stock (the "Common Stock"), par value $0.0001 per share of Purchaser;

WHEREAS, Purchaser desires to purchase and Seller desires to sell to Purchaser 1,009,463 shares of Common Stock (the "Shares") at a purchase price equal to $15.85 per share.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF SECURITIES

         1.1 The Purchase. At the Closing, subject to completion of all of the Closing Actions, the Purchaser shall purchase (the "Purchase") from Seller, and Seller shall sell to the Purchaser, that number of Shares being sold at the Closing at a purchase price of $15.85 per Share (the "Purchase Price").

         1.2 The Closing. The Closings of the transactions contemplated by this Agreement shall take place at the offices of Purchaser, 13400 Outer Drive West, Detroit, MI 48239, immediately upon execution of this Agreement or on such other date within ten (10) days after the date hereof as the Seller and Purchaser may mutually determine (the "Closing Date").

         1.3 Actions at the Closing. At the Closing, the following actions shall occur (the "Closing Actions"):

                  (a) Seller shall transfer to the Purchaser stock certificates representing the Shares and stock powers or other instruments reasonably requested by the Purchaser, free and clear of Encumbrances (as hereinafter defined) thereon.

                  (b) The Purchaser shall pay to Seller the Purchase Price multiplied by 682,833 Shares by wire transfer pursuant to instructions provided by Seller; and


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                  (c) The Purchaser shall execute a promissory note, in form and substance reasonably satisfactory to Seller, evidencing Purchaser's obligation to pay to Seller $5,177,085.50, without interest.

                  (d) Seller, Penske Corporation, a Delaware corporation ("Penske Corporation"), Penske Automotive Holdings Corp., a Delaware corporation ("Penske Holdings"), and Penske Capital Partners, L.L.C., a Delaware limited liability company ("Penske Capital"), shall have executed a waiver agreement in the form of Exhibit C hereto (the "Waiver Agreement").

         1.4 Pre-Closing Covenant. Seller and Purchaser hereby covenant to, and Purchaser hereby covenants to use its best efforts to cause Penske Corporation, Penske Holdings and Penske Capital to, enter into the Waiver Agreement prior to the Closing.

                                   ARTICLE II

                       SELLER REPRESENTATIONS & WARRANTIES

Seller represents and warrants to the Purchasers as follows as of the date hereof and as of each Closing:

         2.1 Power and Authority. Seller is an insurance corporation duly organized and validly existing under the laws of the State of Illinois. Seller has all requisite corporate power and authority to enter into and carry out the transactions contemplated by this Agreement.

         2.2 Authorization of the Documents. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of Seller, and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller, in accordance with its terms.

         2.3 No Conflict. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby; and the sale and delivery by Seller of the Shares will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to Seller, the Shares or any of Seller's other respective properties or assets, (b) except as set forth on Schedule 2.3, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of Seller, or result in the creation of any Encumbrance, upon any of the properties or assets of Seller, including the Shares, or (c) violate any provisions of the Seller's organizational documents.

         2.4 Consents. Except as would not prevent Seller from consummating the transactions contemplated hereby, or would not subject Seller to any material penalties for failing to take any of the following actions, no permit, authorization, consent or approval of or by, or any




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notification of or filing with any person (governmental or private) is required in connection with the execution, delivery and performance by Seller of this Agreement or any documentation relating hereto, the consummation by Seller of the transactions contemplated hereby, or the sale or delivery of the Shares.

         2.5 Ownership. As of the Closing, Seller will be the lawful owner of the Shares, and Seller will have good title to the Shares, free and clear of any and all mortgages, rights of first refusal or first offer, security interests liens, mortgages, pledges, charges and similar restrictions (but other than transfer restriction legend on the Share certificates and except as set forth in
Schedule 2.5) (collectively, "Encumbrances"), and upon completion of the transaction contemplated by this Agreement, Seller will transfer to the Purchaser good and valid title to the Shares free and clear of any Encumbrances.

         2.6 Additional Purchases. Seller is aware and acknowledges that the Purchaser and its affiliates may from time to time engage in one or more transactions involving the purchase of some or all of the Common Stock of the Purchaser at a purchase price in excess of $15.85 per share. Seller will not by virtue of the completion of any such transaction or transactions by Purchaser be entitled to any additional consideration of any kind in exchange for the sale and delivery by Seller of the Shares to Purchaser, other than as expressly set forth in the Agreement.

         2.7 Due Diligence. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of completing the transactions contemplated by this Agreement. Seller has acquired sufficient information about the Purchaser to reach an informed and knowledgeable decision to enter into and complete the transactions contemplated by this Agreement. In evaluating the merits and risk of the transactions contemplated by this Agreement, Seller has relied on the advice of its investment advisors and/or its legal counsel.

         2.8 Brokers. No agent, broker, investment banker or other person or entity acting on behalf of Seller or under the authority of Seller is or will be entitled to any fee or commission directly or indirectly from any party hereto in connection with any of the transactions contemplated hereby.

                                   ARTICLE III

                     PURCHASER REPRESENTATIONS & WARRANTIES

The Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date as to itself, as follows:

         3.1 Organization. The Purchaser is duly organized and validly existing under the laws of the state of its organization and has all power and authority to enter into and perform this Agreement. This Agreement has been duly authorized by all necessary action on the part of the Purchaser. This Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.



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         3.2 No Conflict. The execution, delivery and performance by the
Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Purchaser, or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute (with due notice, lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of the Purchaser or (c) violate the Certificate of Incorporation or the bylaws of the Purchaser.

         3.3 Consents. Except as would not prevent the Purchaser from consummating the transactions contemplated hereby, or would not subject Purchaser to any material penalties for failing to take any of the following actions, no permit, authorization, consent or approval of or by, or any notification of or filing with any person (governmental or private) is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or any documentation relating thereto, or the consummation by the Purchaser of the transactions contemplated hereby.

         3.4 Brokers. No agent, broker, investment banker or other person or entity acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any fee or commission directly or indirectly from any party hereto in connection with any of the transactions contemplated hereby.

         3.5 Disclosure. There is no "material non-public information" (within the meaning of such term as interpreted under the Securities Exchange Act of 1934, as amended) known to the Purchaser which the Purchaser has not disclosed to the Seller in writing.



                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Survival of Representations. The representations and warranties made in this Agreement shall survive for a period ending eighteen months after the Closing provided that the representation and warranty of Seller set forth in
Section 2.5 shall survive without limitation.

         4.2 Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with confirmation promptly sent by regular mail), nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:



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                           (i)      if to Seller, to:

                                    Combined Specialty Insurance Company
                                    c/o AON Advisors, Inc.
                                    200 East Randolph Drive
                                    Chicago, Illinois 60606
                                    Attn: Andrew Ward

                           (ii)     if to Purchaser, to:

                                    United Auto Group, Inc.
                                    13400 Outer Drive West
                                    Detroit, Michigan 48239-4001
                                    Attention:  General Counsel

All such notices, requests, consents and other communications shall be deemed to have been given when received.

         4.3 Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

         4.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, whether so expressed or not.

         4.5 Entire Agreement. This Agreement (with the Schedules and Exhibits hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         4.6 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan without giving effect (to the fullest extent permitted by law) to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction.

         4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

         4.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.



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         4.9 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         4.10 Expenses. Each party to this Agreement shall bear its own cost and expenses, including fees of consultant(s), accountant(s), counsel, and other persons acting on behalf of or for such party.

         4.11 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it might be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any, should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         4.12 Transfer Taxes. All stock transfer taxes, if any, required to be paid in connection with the transfer by the Seller of the Shares shall be paid by respective Purchasers thereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                      SELLER:

                                            COMBINED SPECIALTY INSURANCE COMPANY



                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:


                                      PURCHASER:

                                            UNITED AUTO GROUP, INC.


                                            By:
                                               ---------------------------------
                                                   Name:
                                                   Title:



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                                  SCHEDULE 2.3



Reference is hereby made to that certain Second Amended and Restated Stockholders Agreement, dated as of February 22, 2002, by and between, among others, Seller and Purchaser (the "Stockholders Agreement").



Section 4.1 of the Stockholders Agreement grants to Penske Corporation, a Delaware corporation ("Penske Corporation"), certain rights to purchase shares of Common Stock of Purchaser from Seller under certain conditions.



Pursuant to Section 3.3 of the Stockholders Agreement, Seller is required to hold at least 1,377,551 shares of Common Stock of Purchaser and is subject to certain restrictions related to the transferability of such shares.




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                                  SCHEDULE 2.5



Reference is hereby made to that certain Second Amended and Restated Stockholders Agreement, dated as of February 22, 2002, by and between, among others, Seller and Purchaser (the "Stockholders Agreement").



Section 4.1 of the Stockholders Agreement grants to Penske Corporation, a Delaware corporation ("Penske Corporation"), certain rights to purchase shares of Common Stock of Purchaser from Seller under certain conditions.



Pursuant to Section 3.3 of the Stockholders Agreement, Seller is required to hold at least 1,377,551 shares of Common Stock of Purchaser and is subject to certain restrictions related to the transferability of such shares.







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